UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: May 10, 2010
(Date of earliest event reported)

ENERGIZ RENEWABLE, INC.
(Exact name of registrant as specified in its charter)

Florida --------------------------------	000-27279 --------------------------------	65-1016255 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 First Street
Keyport, NJ 07735
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(Address of principal executive offices) (Zip Code)

(732) 319-9235
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item  8.01      Other Events.

    On Monday, May 10, 2010 a Stock Purchase Agreement Addendum was executed to the Stock Purchase Agreement entered into on Wednesday, March 17, 2010 between Environmental Energy Enterprises Limited an entity registered in the United Kingdom (House # 5094072) represented by its President David Brown, the Chairman of the Board of the Registrant as agent for various buyers and Edward T. Whelan, the CEO, CFO and Director of the the Registrant as agent for various shareholders of the Registrant that own a total of 11,658,300 common shares out of a total of 12,272,300 issued and outstanding common shares of the Registrant.  Under the Stock Purchase Agreement, the Buyers purchased an aggregate of 10,492,470 common shares of the Registrant from the Sellers for an aggregate price of $300,000 to be paid to the Sellers on or before July 18, 2010 at the office of the Registrant.

    As part of their negotiation and agreement to enter into the Stock Purchase Agreement, the parties agreed as to the outstanding expenses of the Registrant as of the date of closing.  Since the Stock Purchase Agreement was silent as to the outstanding expenses, the parties agreed to the following Stock Purchase Agreement Addendum:

    At the Closing as defined in Paragraph 9 of the Stock Purchase Agreement, the Registrant shall write off any debt owed to Edward T. Whelan and Richard H. Tanenbaum as of December 31, 2009, so that the Purchaser has no further liability to either for any obligations the Registrant may have to either arising prior to January 1, 2010 hereunder. The only obligations remaining shall be for services rendered by Jody Walker, Esquire and the Registrant’s accountants, Bill Meyler and Jay Fielding both before or after December 31, 2009 and for services rendered by Edward T. Whelan and/or Richard H. Tanenbaum to the Registrant after December 31, 2009.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statement and Exhibits.

                        Exhibit 10.1             Stock Purchase Agreement Addendum

SIGNATURE

ENERGIZ RENEWABLE, INC.
(Registrant)

Date: May 10, 2010	By: /s/ EDWARD T. WHELAN
Edward T. Whelan
Chief Executive Officer and
Chief Financial Officer
(Duly Authorized Officer)